                                 As filed with the Securities and Exchange Commission on May 27, 2003

                                                                                                       Registration No. 333-_______
====================================================================================================================================

                                                             UNITED STATES
                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        WASHINGTON, D.C. 20549
                                                           ----------------

                                                               FORM S-8
                                                     REGISTRATION STATEMENT UNDER
                                                      THE SECURITIES ACT OF 1933
                                                           ----------------

                                                            MEDIMMUNE, INC.
                                        (Exact name of registrant as specified in its charter)

            DELAWARE                             35 West Watkins Mill Road                           55-1555759
(State or other jurisdiction of                Gaithersburg, Maryland 20878                       (I.R.S. Employer
 incorporation or organization)     (Address of Principal Executive Offices) (Zip Code)         Identification No.)
                                                           ----------------

                                                        1999 Stock Option Plan
                                                       (Full Title of the Plan)
                                                           ----------------

                                                             David M. Mott
                                               Vice Chairman and Chief Executive Officer
                                                            MedImmune, Inc.
                                                       35 West Watkins Mill Road
                                                     Gaithersburg, Maryland 20878
                                                (Name and address of agent for service)

                                                          ------------------

                                     Telephone number, including area code, of agent for service:
                                                            (301) 417-0770

                                                    CALCULATION OF REGISTRATION FEE
=============================== =================== ===================== ===================== ====================
    Title of Each Class of            Amount          Proposed Maximum      Proposed Maximum
          Securities                  To Be            Offering Price      Aggregate Offering        Amount of
       To Be Registered           Registered(1)          Per Share               Price           Registration Fee
------------------------------- ------------------- --------------------- --------------------- --------------------
------------------------------- ------------------- --------------------- --------------------- --------------------

Common Stock, $.01 par value
per share                           6,000,000            $33.215(2)           $199,290,000 (2)         $16,123
=============================== =================== ===================== ===================== ====================

(1)      Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
(2)      Pursuant to Rules 457(h) and 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's common stock on the Nasdaq National
         Market on May 21, 2003.

The Exhibit Index to this Registration Statement may be found on Page 4.

                                                         EXPLANATORY STATEMENT

This Form S-8  Registration  Statement is being filed with the Securities and Exchange  Commission (the  "Commission") by MedImmune,
Inc., a Delaware  corporation (the "Company"),  in order to register  6,000,000 shares of the Company's common stock, par value $.01 per share (the "Common  Stock"),  issuable upon exercise of options  granted or to be granted under the Company's  1999 Stock Option
Plan (the "Plan").  On May 25, 1999, the Company filed with the Commission a Registration  Statement on Form S-8  (Registration  No.
333-79241)  registering up to 2,750,000 shares of Common Stock issuable under the Plan (the "Initial Registration  Statement").  The number of shares registered under the Initial Registration Statement  automatically increased to 8,250,000 due to a 3-for-1 split of
Common Stock in June 2000. On May 8, 2001, the Company filed with the Commission a Registration  Statement on Form S-8 (Registration
No.  333-60408)  registering up to 11,000,000  additional  shares of Common Stock issuable under the Plan (the "Second  Registration
Statement").  On June 13, 2002,  the Company  filed with the  Commission a  Registration  Statement  on Form S-8  (Registration  No.
333-90402)  registering  up to 6,000,000  additional  shares of Common Stock issuable  under the Plan (such  registration  statement together with the Initial Registration Statement and the Second Registration Statement,  being hereinafter referred to as the "Prior
Registration Statements"). With the addition of 6,000,000 shares pursuant to this Registration Statement, the total number of shares now registered for issuance  pursuant to the Plan is 31,250,000.  Pursuant to General  Instruction E of Form S-8, the Company hereby incorporates by reference in this Registration Statement all contents of the Prior Registration  Statements,  including the exhibits thereto.

                                                                PART II

                                          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed with the Commission are hereby incorporated by reference:

                  a)       The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

                  b)       The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

                  c)       The Company's Current Reports on Form 8-K filed on January 31, 2003 and April 24, 2003; and

                  c)       The description of the Company's Common Stock set forth under the caption  "Description of Capital Stock"
                           in the  Company's  registration  statement  on Form 8-A  dated  April 4, 1991  pursuant  to  Section  12 of the Securities  Exchange Act of 1934, as amended (the "Exchange  Act") including all amendments or reports filed with the Commission for the purpose of updating such description.

All other documents  subsequently filed by the Registrant  pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the  filing  of a  post-effective  amendment  which  indicates  that all  securities  offered  hereunder  have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document  incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration  Statement to the extent that a statement  contained herein or in any other subsequently  filed document which also is or is deemed to be incorporated  by reference  herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.           Exhibits.

                  The following documents are filed as Exhibits hereto:

  Exhibit            Description                                                         Sequentially Numbered
  Number                                                                                       Page No.
  4.1                1999 Option Plan (Attached as Exhibit A to the                               __
                     Company's Definitive Proxy Statement filed with the
                     Commission on April 16, 1999, and incorporated herein by
                     reference)
  5.1                Opinion and Consent of Dewey Ballantine LLP with respect to                Page 5
                     the legality of the securities being registered
  23.1               Consent of Dewey Ballantine LLP (contained in their opinion                  --
                     filed herewith as Exhibit 5.1)
  23.2               Consent of PricewaterhouseCoopers LLP                                      Page 6
  24.1               Power of Attorney of directors and certain officers of the                   --
                     Company (included in Signature Page)

                                                              SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on the 27th day of May,
2003.

                                                     MEDIMMUNE, INC.

                                                     By:  /s/ David M. Mott
                                                          David M. Mott
                                                          Vice Chairman and Chief Executive Officer

                                                           POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE  PRESENTS,  that each of the persons  whose names appear below  constitute  and appoint  David M. Mott and
Gregory S. Patrick, and each of them, as his or her true and lawful  attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments to this  Registration  Statement,  and to file the same,  together  with all exhibits  thereto,  and other  documents in  connection therewith,  with the  Securities  and  Exchange  Commission,  and such other  agencies,  offices  and  persons as may be required by applicable law,  granting unto said  attorney-in-fact  and agent,  full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises,  as fully to all intents and purposes as he or she might or could do in person,  hereby ratifying and confirming all that each said  attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration  Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                       Capacity                        Date
               ---------                                       --------                        ----

/s/ Wayne T. Hockmeyer, Ph.D.
Wayne T. Hockmeyer, Ph.D.                Chairman and Director                                 May 27, 2003

/s/ David M. Mott                        Vice Chairman and Chief Executive Officer and
David M. Mott                            Director (Principal Executive Officer)                May 27, 2003

/s/ Melvin D. Booth
Melvin D. Booth                          President and Chief Operating Officer and Director    May 27, 2003

/s/ Franklin H. Top, Jr., M.D.           Executive Vice President, Medical Director and
Franklin H. Top, Jr., M.D.               Director                                              May 27, 2003

/s/ M. James Barrett, Ph.D.
M. James Barrett, Ph.D.                  Director                                              May 27, 2003

/s/ James H. Cavanaugh, Ph.D.
James H. Cavanaugh, Ph.D.                Director                                              May 27, 2003

/s/ Gordon S. Macklin
Gordon S. Macklin                        Director                                              May 27, 2003

/s/ Barbara Hackman Franklin
Barbara Hackman Franklin                 Director                                              May 27, 2003

/s/ Elizabeth H.S. Wyatt
Elizabeth H.S. Wyatt                     Director                                              May 27, 2003

/s/ Gregory S. Patrick                   Senior Vice President and Chief Financial Officer
Gregory S. Patrick                       Principal Financial Officer and Principal
                                         Accounting Officer)                                   May 27, 2003

Exhibits Index

  Exhibit            Description                                                         Sequentially Numbered
  Number                                                                                       Page No.
  4.1                1999 Option Plan (Attached as Exhibit A to the                               __
                     Company's Definitive Proxy Statement filed with the
                     Commission on April 16, 1999, and incorporated herein by
                     reference)
  5.1                Opinion and Consent of Dewey Ballantine LLP with respect to                Page 5
                     the legality of the securities being registered
  23.1               Consent of Dewey Ballantine LLP (contained in their opinion                  --
                     filed herewith as Exhibit 5.1)
  23.2               Consent of PricewaterhouseCoopers LLP                                      Page 6
  24.1               Power of Attorney of directors and certain officers of the                   --
                     Company (included in Signature Page)